EXHIBIT (c) (2)



                            ASSET PURCHASE AGREEMENT

                ASSET PURCHASE AGREEMENT, dated as of December 29, 2000, by and among Flapdoodles, Inc., a Delaware corporation ("Flapdoodles"), MF Showroom Holdings, Inc., a Nevada corporation ("MF"), Mousefeathers, Inc., a California corporation ("Mousefeathers") (Flapdoodles, MF and Mousefeathers are collectively referred to herein as the "Seller"), Flap 2001, Inc., a Delaware corporation ("Purchaser"), for the purposes of Section 8.2 only, Marisa Christina Incorporated ("Marisa Christina"), and, for the purposes of Section
2.2 and Article IV only, Marc Ham, an individual ("Ham"), and Carole Bieber, an individual ("Bieber")(Ham and Bieber are collectively referred to herein as the "Members").

                Seller is engaged in, among other things, the business of designing, sourcing, marketing, selling and distributing apparel and other consumer goods (such businesses, and all other business currently conducted by Seller, being the "Business").

                Purchaser desires to purchase substantially all of the assets, properties and rights of Seller, and Seller desires to sell, and to cause the sale of, such assets, properties and rights, and Seller desires to assign substantially all of the liabilities of Seller, and Purchaser desires to assume such liabilities, all on the terms and subject to the conditions set forth in this Agreement.

                NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                     GENERAL

                1.1 Definitions. Certain capitalized terms used in this Agreement have the meanings specified in Annex A hereof.

                1.2 Terms Generally. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof," "herein," "hereto" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Annex and all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Annex, Article, Section, paragraph, Exhibit and Schedule references are to the Annex, Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified,
(c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive, (e) provisions shall apply, when appropriate, to successive events and transactions and (f) terms not found in Annex A are defined elsewhere in this Agreement.


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



                                   ARTICLE II

                                 THE TRANSACTION

                2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, deliver and convey to Purchaser, and Purchaser shall purchase, the Acquired Assets, free and clear of all Liens other than Permitted Liens, for the Purchase Price specified in Section 2.2.

                2.2 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by Purchaser for the purchase of the Acquired Assets (the "Purchase Price") shall be equal to (i) Four Million Three Hundred Thousand and No/100 Dollars ($4,300,000.00) (the "Closing Payment"), as adjusted in accordance with Section 2.3. As further consideration, the Purchaser shall transfer to Flapdoodles on the Closing Date
(x) 456,984 shares of the capital stock of Marisa Christina ("Marisa Stock") registered in the names of the Members and (y) stock options to acquire 280,000 shares of Marisa Stock. Subject to the terms and conditions of this Agreement, at the Closing (i) the Closing Payment shall be paid by Purchaser to Seller by wire transfer of immediately available funds to the account designated by Seller in writing at least two Business Days prior to the Closing Date and (ii) the Members shall duly endorse and deliver to Flapdoodles (a) all stock certificates evidencing each Member's ownership of Marisa Stock, (b) stock transfer powers in form satisfactory to Flapdoodles and (c) any other documents or instruments reasonably requested by Flapdoodles to effectuate each Member's surrender of its right, title and interest in and to Marisa Stock (including, but not limited to, options to acquire Marisa Stock). If it is determined after the Closing that the Members own Marisa Stock or options to acquire Marisa Stock which were acquired by the Members prior to Closing, the Members shall promptly transfer such Marisa Stock or options to acquire Marisa Stock to Seller or its designee.

                2.3     Post Closing Purchase Price Adjustment.

                (a) As promptly after the Closing Date as practicable, but in no event later than 60 days after the Closing Date, Purchaser shall notify Seller in writing of its determination of Closing Modified Working Capital ("Purchaser's Closing Schedule") which determination shall set forth in reasonable detail Purchaser's calculation of Closing Modified Working Capital. Purchaser's Closing Schedule shall also set forth, and explain, in reasonable detail, any differences between Purchaser's calculation of Closing Modified Working Capital and the Target Closing Modified Working Capital. A copy of all workpapers and other books and records utilized in the preparation of Purchaser's Closing Schedule shall be made available to Seller at such time. Seller will notify Purchaser in writing ("Seller's Dispute Notice") within 30 days after receiving Purchaser's Closing Schedule if Seller disagrees with Purchaser's calculation of the Closing Modified Working Capital as set forth in Purchaser's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and Seller's calculation of the Closing Modified Working Capital. Purchaser will give Seller and its representatives reasonable access during the normal business hours of Purchaser to the personnel, books and records of the Business to assist Seller in the preparation of Seller's Dispute Notice. If no Seller's Dispute Notice is received by Purchaser within such 30-day period, Purchaser's calculation of Closing Modified Working Capital as set forth in Purchaser's Closing Schedule shall be final and binding upon the parties hereto.


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


                (b) Upon receipt by Purchaser of Seller's Dispute Notice, Seller and Purchaser shall negotiate in good faith to resolve any disagreement with respect to Closing Modified Working Capital set forth in Seller's Dispute Notice. To the extent Purchaser and Seller are unable to agree with respect to Closing Modified Working Capital within 30 days after receipt by Purchaser of Seller's Dispute Notice, Purchaser and Seller shall promptly select a mutually acceptable nationally recognized accounting firm with no material relationship to Purchaser, Seller or their affiliates and submit their dispute to such accounting firm for a binding resolution. Closing Modified Working Capital as agreed upon by Seller and Purchaser, as deemed agreed upon pursuant to the last sentence of Section 2.3(a) or as determined by such accounting firm, in accordance herewith, shall be termed the "Final Closing Modified Working Capital". The fees and expenses of such accounting firm shall be paid by Seller if the Final Closing Modified Working Capital does not exceed Purchaser's calculation of Closing Modified Working Capital by more than $100,000; otherwise, the party hereto whose determination of Closing Modified Working Capital as initially submitted to such accounting firm is furthest away from the Final Closing Modified Working Capital.

                (c) If Final Closing Modified Working Capital exceeds Target Closing Modified Working Capital by an amount greater than $100,000, then Purchaser shall pay to Seller the amount of such excess to the extent that it exceeds $100,000. In all other cases, there shall be no adjustment for any difference between Final Closing Modified Working Capital and Target Closing Modified Working Capital. All payments required to be made by Purchaser pursuant to this subsection (c) shall be made, without interest, by wire transfer of immediately available funds to a bank account designated by Seller within five
(5) Business Days of the date of determination of Final Closing Modified Working Capital.

                2.4 Assumption of Assumed Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall assume and perform the Assumed Liabilities.

                2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 10:00 a.m., New York City time, on December 29, 2000 or such later date mutually satisfactory to Purchaser and Seller which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action at the Closing) at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, 10th Floor, New York, New York (the "Closing Date").

                2.6 Deliveries and Proceedings at the Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                (a)     Deliveries to Purchaser. Seller shall deliver to
Purchaser:

                        (i) bills of sale and instruments of assignment, in forms reasonably satisfactory to Purchaser, to evidence the transfer to Purchaser of the Acquired Assets in accordance herewith, duly executed by Seller;

                        (ii) consents to transfer of all transferable or assignable Contracts and Permits;

                        (iii) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);


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


                        (iv) U.C.C. termination statements in recordable form and other appropriate releases, in form and substance reasonably satisfactory to Purchaser, with respect to all recorded Liens in the Acquired Assets;

                        (vi) an executed Agreement and Mutual General Release in the form attached hereto as Exhibit A;

                        (vii) assignments of trademark in appropriate form for recording at the PTO and blanket copyright assignments with an obligation to deliver individual assignments in a form appropriate for recording at the U.S. Copyright Office upon demand;

                        (viii) copies of resolutions of the board of directors of Marisa Christina and Sellers authorizing the transaction contemplated herein;

                        (ix) all such other documents and instruments of conveyance as shall, in the reasonable opinion of Purchaser, be necessary to transfer to Purchaser the Acquired Assets in accordance herewith and, where necessary or desirable, in recordable form.

                (b) Deliveries By Purchaser to Seller. Purchaser will deliver or cause to be delivered to Seller:

                        (i) wire transfer of immediately available funds in an amount equal to the Closing Payment;

                        (ii) an assumption agreement, in form reasonably satisfactory to Seller, to evidence the assumption by Purchaser of the Assumed Liabilities in accordance herewith, duly executed by Purchaser;

                        (iii) the stock certificates, stock transfer powers and other documents required to be delivered by Purchaser pursuant to Sections
2.2 hereof;

                        (iv) an executed Agreement and Mutual General Release in the form attached hereto as Exhibit A;

                        (v) a resignation of Marc Ham as an employee, officer and director of Seller and Marisa Christina; and

                        (vi) all such other documents and instruments of assumption as shall, in the reasonable opinion of Seller, be necessary for Purchaser to assume the Assumed Liabilities in accordance herewith.


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


                2.7 Consent of Third Parties. Seller will use reasonable efforts to obtain the consent of the other parties to any Contract or Permit for the assignment thereof to Purchaser. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Purchaser would not in fact receive all such rights, Seller and Purchaser will cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder, including subcontracting, sublicensing or subleasing to Purchaser, or under which Seller would enforce for the benefit of Purchaser, with Purchaser assuming Seller's obligations to the same extent as if it would have constituted an Assumed Liability and any and all rights of Seller against a third Person thereto. Seller will pay promptly to Purchaser when received all monies received by Seller after the Closing under any of the Contracts or any claim or right or any benefit arising thereunder to the extent that Purchaser would be entitled thereto pursuant hereto.

                2.8 Allocation of Consideration. Not later than sixty (60) days after the Closing Date, Purchaser and Seller shall negotiate and determine in good faith an allocation of the Purchase Price among the Acquired Assets (the "Allocation") which shall be conclusive and final for all purposes of this Agreement. Purchaser and Seller shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation including, but not limited to, the preparation and filing of Form 8594 under Section 1060 of the Code (or any comparable provisions of state, or local tax law) with their respective federal, state and local income tax returns for the taxable year that includes the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

                Seller hereby represents and warrants to Purchaser as follows:

                3.1     Qualification; Interests in Other Entities.

                (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Seller is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the Business or Seller's ownership or use of the Acquired Assets make such licensing or qualification necessary except for such failures to be licensed or qualified or to be in good standing, if any, which when taken together with all such other failures of Seller do not have a Material Adverse Effect or a material adverse effect on the ability of Seller to perform its obligations under this Agreement and all other agreements and instruments to be executed in connection herewith (this Agreement and such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents").

                (b) No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.


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                3.2     Authorization and Enforceability. Seller has full
corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which Seller is a party. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller and its stockholders. This Agreement has been duly executed and delivered by Seller, and, as of the Closing Date, the other Transaction Documents to which Seller is a party will be duly executed and delivered by Seller. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Seller is a party will be duly executed and delivered by Seller and will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                3.3 No Violation of Laws or Agreements. The execution, delivery, and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party do not, and the consummation by Seller of the transactions contemplated hereby and thereby, will not, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of Seller or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or result in or permit the termination, amendment, modification, acceleration, suspensions, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Seller is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, amendments, accelerations, suspensions, revocations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the other Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitutions or Law, to which Seller is subject or which is applicable to the Business or any of the Acquired Assets other than those violations, conflicts, breaches or defaults which individually and in the aggregate would not have a Material Adverse Effect or have a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the other Transaction Documents.

                3.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Seller of this Agreement, the other Transaction Documents to which Seller is a party, or the consummation by Seller of the transactions contemplated hereby or thereby, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as set forth on Schedule 3.4, and
(ii) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the ability of Seller to perform its obligations under this Agreement or the other Transaction Documents.

                3.5 Title. Seller has good, valid and marketable title to all of the Acquired Assets other than the Leased Real Property and good and valid leasehold title to all of the Leased Real Property, in each case, free and clear of Liens other than Permitted Liens and recorded Liens existing as of the date hereof which are listed on Schedule 3.5.

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                3.6     Taxes.

                (a) Seller and any consolidated, combined or unitary group of which Seller is or was a member have (i) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with or relating to the Business, which returns and reports were true, correct and complete in all material respects at the time filed, (ii) paid all Taxes that are shown as due pursuant to such returns or reports and (iii) paid all other material Taxes not required to be reported on returns in connection with, relating to, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have' otherwise become due. All such returns or reports have been prepared in accordance with all applicable Laws and requirements in all material respects. Except as set forth on Schedule 3.6, there are in effect no agreements, waivers or other arrangements providing for an extension of time or the statute of limitations with regard to the assessment of any Tax, or any deficiency with respect thereto, in connection with or relating to the Business. Except as set forth on Schedule 3.6, there are no material actions, suits, proceedings, investigations or claims now pending, nor, to the best of Seller's knowledge, proposed against Seller, nor are there any material matters under discussion with, or pending audits by, the Internal Revenue Service or other Governmental Entity relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto.

                (b) None of the Acquired Assets (i) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(o)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; or (iv) is property that is "tax-exempt bond financed property" under Section 168(g)(5) of the Code.

                (c) Seller is not a foreign person subject to withholding under Section 1445 of the Code and, at the Closing, Seller shall deliver to Buyer a certificate or certificates to that effect.

                3.7 Patents and Intellectual Property Rights. (a) Schedule 3.7(a) contains a true, correct and complete list of all Intellectual Property.

                (b) Part A of Schedule 3.7(b) contains a list which is true, correct and complete in all material respects of all Intellectual Property which has been registered in, filed in or issued by the PTO, the United States Copyright Office, any state trademark offices and the patent, trademark, copyright and other corresponding offices of foreign jurisdictions. Except as set forth on Part B of Schedule 3.7(b), such applications and registrations have been duly filed, and those that are registered and issued are valid and in full force and effect, except where any such invalidity or failure to be in full force and effect would be immaterial to the conduct of the Business represented by the Acquired Assets.

                (c) Section 8 and 15 declarations with respect to all U.S. registered trademarks and service marks listed in Schedule 3.7(b) were timely filed in and accepted by the PTO. No trademarks or service marks listed in
Schedule 3.7(b) have been abandoned except as set forth on Schedule 3.7(c).

                (d) Except as set forth on Schedule 3.7(d), there are no licenses or other agreements from or with third parties under which Seller uses, has the right to use or exercises any rights with respect to any of the Intellectual Property, Technology or the Library.


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                (e)     Neither Seller nor any Affiliate of Seller has received
(and Seller has no knowledge of) any notice from any other Person pertaining to or challenging the right of Seller (or any of its Affiliates or any other Person) to use any of the Intellectual Property or any Technology, and there is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, lien, dispute or claim of infringement, or misappropriation, administrative or judicial, pending or threatened with respect to any Intellectual Property, Technology or the Library.

                (f) Except as set forth on Schedule 3.7(f) no licenses have been granted and Seller has no obligation to grant licenses with respect to any Intellectual Property, Technology or the Library. No claims have been made by or against Seller or any of its Affiliates of any violation or infringement by others of rights with respect to any Intellectual Property, Technology or the Library, and neither Seller nor any of its Affiliates knows of any basis for the making of any such claim. To the best of Seller's knowledge, the use by Seller and its Affiliates of the Intellectual Property, Technology and the Library (past and present) has not violated or infringed any rights of other Persons, or constituted a breach of any Contract (or other agreement or commitment).

                (g) The Intellectual Property and Technology includes all such rights necessary to conduct the Business as now conducted, and such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                (h) All statements and representations made by Seller or any of its Affiliates in any pending patent, copyright and trademark applications with respect to the Intellectual Property were true in all material respects as of the time they were made.

                3.8     Employee Benefit Plans.

                (a) For purposes of this Agreement, a "Benefit Plan" shall mean any defined benefit or defined contribution plan, stock ownership plan, executive compensation plan, bonus plan, stock option, stock appreciation or other incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, hospitalization or other medical, dental, vision, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), retiree medical or life insurance plan, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, arrangement or practice, and each other employee benefit plan, program or arrangement, whether or not an employee benefit plan within the meaning of
Section 3(3) of ERISA (as hereinafter defined) which since January 1, 1993 has been maintained or contributed to by the Sellers or Marisa Christina for the benefit of or relating to any of the Business Employees or to any former employee of Sellers or his/her dependents, survivors or beneficiaries. Schedule
3.8 sets forth a complete and correct list of each Benefit Plan and indicates further which Benefit Plans are sponsored by Sellers and therefore such Benefit Plan will be transferred to Purchaser as part of the transaction contemplated hereby (as such, the "Transferable Benefit Plans"), and which Benefit Plans are sponsored by Marisa Christina (as such, the "Marisa Christina Plans") and therefore will not be transferred to Purchaser as part of the transaction contemplated hereby. All obligations and liabilities with respect to the Marisa Christina Plans are and shall remain the obligations and liabilities of Marisa Christina. After the Closing Date, Purchaser will not have any obligations or liabilities under any Benefit Plans other than the Transferable Benefit Plans except with respect to any payments for the benefit or on behalf of the Business Employees due from the Sellers to such Benefit Plans which are assumed by Purchaser hereunder. Notwithstanding the foregoing, Seller will continue to make and shall be responsible for all regularly scheduled contributions to the Marisa Christina Plans due and owing in the month of December, 2000.

                (b) Seller has delivered or made available to Purchaser true, complete and correct copies of each Transferable Benefit Plan, any summary plan description with respect to a Transferable Benefit Plan, and any employee handbook applicable to Business Employees.

                3.9 No Pending Litigation or Proceedings. Except as set forth on Schedule 3.9, there are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending against or affecting, or, to the best of Seller's knowledge, threatened against, Seller, the Business or affecting any of the Acquired Assets before any court or arbitrator or Governmental Entity (including the United States Environmental Protection Agency, the United States Equal Employment Opportunity Commission or any similar Governmental Entity) except where such claims, actions, suits, arbitrations, inquiries, investigations or proceedings, individually and in the aggregate, would not have a Material Adverse Effect. There are no outstanding judgments, decrees, writs, injunctions or orders of any court or arbitrator or Governmental Entity against Seller (nor, to the best of Seller's knowledge, threatened to be imposed against Seller), which individually or in the aggregate could have a Material Adverse Effect.

                3.10 Brokerage. Neither Seller nor any of its Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission or other fee as a result of or in connection with the transactions contemplated hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PURCHASER AND MEMBERS

                Purchaser and the Members represent and warrant to Seller as follows:

                4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                4.2 Authorization and Enforceability. Each of Purchaser and the Members has full power and authority to execute, deliver and perform this Agreement and all other Transaction Documents to which Purchaser or the Members are a party. The execution, delivery and performance by Purchaser and the Members of this Agreement and the other Transaction Documents to which Purchaser is a party have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and the Members, and, as of the Closing Date, the other Transaction Documents to which Purchaser and the Member are a party will be duly executed and delivered by Purchaser and the Members. This Agreement is a legal, valid and binding obligation of Purchaser and the Members, enforceable against Purchaser and the Members, in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Purchaser and the Members are a party will be duly executed and delivered by Purchaser and the Members and will constitute the legal, valid and binding obligations of Purchaser and the Members, enforceable against Purchaser and the Members, in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.


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


                4.3 No Violation of Laws or Agreements. The execution, delivery and performance by Purchaser and the Members of this Agreement and the Transaction Documents to which Purchaser and the Members are a party do not, and the consummation by Purchaser or the Members of the transactions contemplated hereby and thereby, will not, (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under or result in or permit the termination, amendment, modification, suspension, revocation, acceleration or cancellation of, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Purchaser or the Members are a party, or by which any of its assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, amendments, modifications, suspensions, revocations, accelerations, cancellations, interests or rights which, individually and in the aggregate, do not have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution or law, to which Purchaser or the Members are subject other than those violations and conflicts which individually and in the aggregate would not have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser or the Members are a party.

                4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Purchaser or the Members of this Agreement, the other Transaction Documents to which Purchaser or the Members are a party, or the consummation by Purchaser and the Members of the transactions contemplated hereby or thereby except for such consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually and in the aggregate have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser or the Members are a party.

                4.5 Brokerage. Neither Purchaser, the Members nor any of Purchaser's Affiliates has made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission or other fee as a result of or in connection with the transactions contemplated hereunder.

                                    ARTICLE V

                              ADDITIONAL COVENANTS

                5.1 Letters of Credit. In the event that Purchaser shall make any drawn down against any letter of credit to which either Seller or Marisa Christina is the account party, Purchaser shall promptly reimburse Seller for the amount of any such draw down.

                5.2 Mutual Covenants. The parties hereto mutually covenant from the date of this Agreement to the Closing Date and, where applicable, from and after the date of this Agreement (and subject to the other terms of this Agreement):

                (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                (b) to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

                5.3 Consents and Filings. Each of the parties hereto shall (and shall cause its Affiliates to) use all reasonable efforts to obtain or make, as the case may be, as soon as possible, all filings with the applicable Government Entities as may be required to be obtained or made, as the case may be, by it (and/or any of its Affiliates) in order to enable such party (and/or any of its Affiliates) to perform its obligations under this Agreement.

                5.4 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto (which will not be unreasonably withheld or delayed), except if counsel to any party advises that such announcement or statement is required by law (in which case such party shall make reasonable efforts to consult with the other party prior to such required announcement).

                5.5 Investigation. From the date hereof until the Closing, Seller shall give Purchaser and its representatives (including Purchaser's accountants, consultants, counsel, employees and authorized agents), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller, and shall cause its officers, directors, employees, agents, representatives, accountants and counsel to furnish to Purchaser all documents, records and information (and copies thereof), as Purchaser may reasonably request. No investigation or receipt of information by Purchaser pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller under this Agreement or the conditions to the obligations of Purchaser under this Agreement.

                5.6 Taxes. Seller and Purchaser shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing Governmental Entity or any judicial or administrative proceeding with respect to Taxes as it relates to the Business (or any portion thereof); (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding; and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Purchaser and Seller shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same. With respect to Taxes incurred in connection with, relating to or arising out of the Business prior to the Closing that are not yet due or owing as of the Closing Date, Seller will (i) timely file when due all returns and reports for such Taxes, including information returns, that are required to be filed, (ii) timely pay when due the Taxes that are shown to be due pursuant to such Tax returns unless such Tax returns are being contested in good faith, and (iii) timely pay when due all other Taxes with respect to the Business for all periods ending on or before the Closing Date which are not required to be reported on returns unless such Taxes are being contested in good faith.

                5.7 Consents. Each of the parties hereto will use its reasonable best efforts and will cooperate with the other parties hereto to obtain all consents required from third Persons, whose consent or approval is required pursuant to any Contract or Permit to consummate the transactions contemplated hereby.

                5.8 Commercially Reasonable Efforts. Without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, each party hereto shall use commercially reasonable efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in Article VI.

                5.9 Corporate Name. Promptly after the Closing Date, Seller shall cause the certificate of amendment described in Section 6.1(e) to be duly and effectively filed with the applicable Delaware authorities.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                6.1 Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Purchaser in its sole discretion):

                (a) Representations, Warranties and Covenants. Each of the representations and warranties of Seller contained in this Agreement or in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects.

                (b) Required Consents. Seller shall have obtained, each in form and substance reasonably satisfactory to Purchaser all statutory and regulatory consents and approvals which are required under any applicable Laws and all consents and approvals required from third parties including under Contracts in order to consummate the transactions contemplated hereby and to permit Purchaser to conduct the Business as conducted as of the date of this Agreement.

                (c) Injunction; Litigation; Legislation. (i) None of Seller or Purchaser shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Governmental Entity to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Governmental Entity of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, (iv) there shall not be any pending or threatened litigation, suit, action or proceeding by any party which would reasonably be expected to limit or materially adversely affect Purchaser's ownership of the Acquired Assets and (v) no statute, rule or regulation shall have been promulgated or enacted by any Governmental Entity, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                (d) Documents. Seller shall have delivered to Purchaser at the Closing such other documents and instruments as shall be reasonably necessary to transfer to Purchaser the Acquired Assets as contemplated by this Agreement. Seller shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder, including pursuant to Section 2.6 hereof.

                (e) Corporate Name. Seller shall have delivered to Purchaser at the Closing a certified copy of a certificate of amendment duly filed with the applicable state authorities pursuant to which Seller changes its name from Flapdoodles, Inc. to another name not utilizing "Flapdoodles" or any derivation thereof.

                6.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to sell the Acquired Assets and of Seller to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller in its sole discretion):

                (a) Representations, Warranties and Covenants. Each of the representations and warranties of Purchaser and the Members contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it at or prior to the Closing.

                (b) Injunction; Litigation; Legislation. Seller shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Governmental Entity to restrain or prohibit, or to obtain substantial damages from Seller in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Governmental Entity of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation and (iv) no statute, rule or regulation shall have been promulgated or enacted by any Governmental Entity, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                (c) Documents. Purchaser shall have delivered to Seller at the Closing such other documents and instruments as shall be reasonably necessary for the assumption by Purchaser of the Assumed Liabilities as contemplated by this Agreement. Purchaser shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.6 hereof.

                                   ARTICLE VII

                          CERTAIN ADDITIONAL COVENANTS

                7.1 Certain Taxes and Expenses. The parties shall share equally all state and local sales, use, transfer, real property transfer, documentary stamp, recording and other similar taxes arising from and with respect to the sale and purchase of the Acquired Assets. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement. Purchaser shall be responsible for all costs of the filing of registrations for the transfer and maintenance of the Intellectual Property, Technology and the Library.

                7.2 Maintenance of Books and Records. Seller and Purchaser shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party hereto has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets, the Assumed Liabilities or the conduct of the Business with respect to the period prior to the Closing (whether in the possession of Seller or Purchaser). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business prior to the Closing Date shall be destroyed by any party hereto for a period of seven (7) years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

                7.3 Seller Covered Claims. For the purposes of this Section, "Seller Covered Claim" shall mean (a) any claim or litigation specifically arising from Seller's conduct of the Business during the period beginning August 1, 1993 until the Closing for which Seller or Marisa Christina is entitled to insurance coverage under any insurance policies then in effect and does, in fact, recover insurance proceeds pursuant to such coverage and then, only to the extent of such recovery or (b) any workers compensation claim relating to events which occurred prior to December 31, 2000. Seller agrees to promptly notify its insurer of any event which is likely to give rise to a Seller Covered Claim and Seller further agrees to use commercially reasonable efforts to pursue recovery of insurance proceeds for any Seller Covered Claim. Seller shall be responsible for the payment of any deductible in respect of any Seller Covered Claim.

                7.4 Returned Checks. Any checks deposited on or prior to 12/31/00 on or for the account of Flapdoodles that are returned for insufficient funds or which are not paid for any reason shall be the property of Marisa Christina. Purchaser agrees to assist Marisa Christina in the collection of any amounts owed in respect of such returned checks.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

                8.1     Survival. Except for the representations contained in
Section 3.7(b) hereof which shall survive Closing for a period of one (1) year, No representation or warranty contained in this Agreement or the other Transaction Documents shall survive the Closing.

                8.2     Indemnification by Seller.

                (a) Marisa Christina shall indemnify and hold Purchaser and its directors, officers, stockholders, agents, employees, the Members (collectively, the "Purchaser Indemnified Parties") harmless from and against, and agree promptly to defend any Purchaser Indemnified Party from and reimburse any Purchaser Indemnified Party for, any and all Losses which any Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                (i) any failure by Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents delivered by Seller pursuant to this Agreement;

                (ii)    the Non-Assumed Liabilities;

                (iii) Liens against the Acquired Assets (other than Permitted Liens) which (x) arise out of obligations of Marisa Christina or its Affiliates (other than the Sellers) and (y) do not relate solely to the conduct of the Business by Seller;

                (iv) any claim by a stockholder or creditor of Marisa Christina arising out of the sale of the Acquired Assets by Seller; or

                (v) all liability or costs and that certain pending or threatened claim by James Rigby, the Chapter 7 Trustee in bankruptcy of Gray Skies, Inc., d/b/a Shopstars.com, seeking to avoid alleged preferential transfers and payments in the amount set forth in the letter from such trustee dated December 19, 2000; provided that Purchaser shall provide Seller and its counsel with all reasonable assistance of Purchaser's personnel and access to its records and further provided that Purchaser shall reimburse Seller for one-half of the amount of any judgment or settlement with regard to such claim , up to a maximum liability by Purchaser in such regard of $25,000.

                8.3 Indemnification by Purchaser. Purchaser shall indemnify and hold Seller and its employees, officers, directors and agents (collectively, the "Seller Indemnified Parties") harmless from and against, and agree promptly to defend any Seller Indemnified Party from and reimburse any Seller Indemnified Party for, any and all Losses which any Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                (i) any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents delivered by Purchaser pursuant to this Agreement; or

                (ii)    the Assumed Liabilities.

                8.4 Notification of Claims. (a) If any Purchaser Indemnified Party, on the one hand, or Seller Indemnified Party, on the other hand (an "Indemnified Party"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of Seller or Purchaser, as the case may be, to provide indemnification (the "Indemnifying Party") pursuant to
Section 8.2 or 8.3, respectively, the Indemnified Party shall promptly give the Indemnifying Party notice thereof (an "Indemnification Claim"); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party.

                (b) In the event of a claim, a potential claim or the commencement of any action or proceeding by a third party which could give rise to an obligation to provide indemnification pursuant to Sections 8.2 or 8.3, the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the "Third Party Indemnification Claim"); provided, however, that the failure of the Indemnified Party to so promptly notify the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify actually damages the Indemnifying Party.

                (c) Any Indemnification Claim or Third Party Indemnification Claim will describe the claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount if reasonably practicable, of the Loss, that has been or may be sustained by the Indemnified Party. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnified Party therefore in accordance herewith and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend any such asserted liability, it shall within 15 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability; provided that (i) the Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of their Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened demand, claim, action or cause of action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such demand, claim, action or cause of action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over the defense, settlement, adjustment or compromise of any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, could materially interfere with the business, assets, liabilities, obligations, financial condition or results of operations of the Indemnified Party or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability.

                8.5 Exclusive Remedy. Notwithstanding any other provisions of this Article VIII to the contrary, the rights and remedies of Purchaser, Seller, and any Purchaser Indemnified Party or Seller Indemnified Party under this Article VIII are exclusive and in lieu of any and all other rights and remedies which Purchaser, Seller, or any Purchaser Indemnified Party or Seller Indemnified Party may have under this Agreement.

                                   ARTICLE IX

                         EMPLOYEES AND EMPLOYEE BENEFITS

                9.1 Employees. Purchaser shall offer employment, effective as of the Closing Date, to all Business Employees who are employed as of the Closing on such terms and conditions generally comparable to those in effect immediately prior to the Closing. Each such Business Employee who accepts Purchaser's offer of employment effective as of the Closing Date shall be referred to herein as a "Transferred Employee". Nothing herein shall, or shall be construed to, limit Purchaser's right at any time to terminate the employment of any Transferred Employee or to amend or terminate any employee benefit plan or otherwise change terms and conditions of employment of any Transferred Employee.

                9.2     Employee Benefits.

                (a) The parties agree that, to the extent permissible under applicable law, Purchaser shall be a successor employer for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. Sections 3101-3128, the Federal Unemployment Tax Act, as codified at 26 U.S.C. Sections 3301-3311, and, if Purchaser so elects, under any applicable state workers compensation and unemployment compensation laws. Seller agrees to provide Purchaser with such wage, tax and other information with respect to Transferred Employees as Purchaser may reasonably require for such purposes.

                (b) Purchaser shall assume and be bound by, obligated and responsible for any and all duties, responsibilities, commitments, expenses, obligations or liabilities of Seller relating to the Acquired Assets and/or the Business (or which may be asserted against or imposed upon Purchaser as a successor or transferee of Seller as an acquiror of the Acquired Assets or the Business or otherwise as a matter of law) which arise from, or relate to, any Transferable Benefit Plan or the employment or termination of employment of any current or former Business Employee by Seller or any of its Affiliates, including, but not limited to, the Transferable Benefit Plans, liabilities for salaries, wages, bonuses, sick pay, severance pay, COBRA continuation coverage or benefits under any other employee benefit plan or arrangement, workers compensation or unemployment insurance premiums, tax withholding, occupational injury, illness or disability, or claims arising under any employment, labor or discrimination laws whether payable prior to or after the Closing.

                (c) Effective as of the Closing, the Business Employees shall cease participating in any Marisa Christina Plans.

                (d) The parties agree to furnish each other with such information concerning Business Employees and Transferred Benefit Plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Article IX.

                                    ARTICLE X

                           TERMINATION; MISCELLANEOUS

                10.1    Termination.

                (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows: (i) at any time by the mutual written agreement of Purchaser and Seller or (ii) by Purchaser or Seller if the other shall commit a material breach of any of the provisions hereunder applicable to such party.

                (b) Except for the obligations contained in Section 7.1, which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders, members or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained herein shall relieve any party hereto from liability for any knowing breach or inaccuracy of any representation or warranty contained herein or any willful failure to comply with any covenant or agreement contained herein.

                10.2 Further Assurances. From time to time prior to, at and after the Closing Date, Purchaser and Seller shall execute and deliver or cause to be executed and delivered such further documents, certificates, instruments of conveyance, assignment and transfer and take such further action as Purchaser or Seller may reasonably request in order more effectively to sell, assign, convey, transfer, reduce to possession and record title to any of the Acquired Assets to Purchaser or to better enable Purchaser to complete, perform and discharge any of the Assumed Liabilities. Purchaser and Seller agree to cooperate with each other in all reasonable respects to assure to Purchaser the continued title to and possession of the Acquired Assets in the condition and manner contemplated by this Agreement. Each party hereto shall cooperate and deliver such instruments and take such action as may be reasonably requested by any other parties hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Purchaser and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Seller to Purchaser and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                10.3 Entire Agreement. This Agreement and the documents and agreements referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written.

                10.4 Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto. Any assignment in violation of this Agreement shall be null and void ab initio.

                10.5 No Presumption. Purchaser and Seller have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Purchaser and Seller and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                10.6 Notices. All notices, requests, claims, demands and other communications provided for herein shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier, addressed to the party at its address set forth below:

If to Seller or Marisa Christina:                  Marisa Christina Incorporated
                                                   1410 Broadway, 20th Floor
                                                   New York, New York 10018
                                                   Attention: Michael Lerner, CEO
                                                   Telecopy No.: (212) 921-7632

With a copy to:                                    Pryor Cashman Sherman & Flynn LLP
                                                   410 Park Avenue
                                                   New York, New York 10022
                                                   Attention: Blake Hornick
                                                   Telecopy No.: (212) 326-0806

If to Purchaser or Members:                        Flap 2001, Inc.
                                                   725 Dawson Drive
                                                   Newark, Delaware 19715
                                                   Attention: Marc Ham

With a copy to:                                    The Bayard Firm
                                                   222 Delaware Avenue, Suite 900
                                                   P.O. Box 25130
                                                   Attention: Neil B. Glassman
                                                   Telecopy No.: (302) 658-6395

or to such other address as a party may from time to time designate in writing in a notice given in accordance with this Section 10.6. All notices, requests, claims, demands and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                10.7 Counterparts; Headings. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                10.8 Severability. If any term, provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and parts of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision or part of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                10.9    No Reliance. Except for any assignees permitted by
Section 10.4 of this Agreement and the indemnified persons pursuant to Sections
8.2 and 8.3:

                (a) no third party is entitled to rely on any of the representations, warranties or agreements of the parties hereto contained in this Agreement; and

                (b) the parties hereto assume no liability to any third party because of any reliance on the representations, warranties or agreements of such parties contained in this Agreement.

                10.10 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                10.11   Intentionally Omitted.

                10.12 Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

                10.13 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                10.14 Amendment. This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, each of the parties hereto or (b) by a waiver in accordance with Section 10.13.

                10.15 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                10.16 Information Disclosed on Exhibits and Schedules. Disclosure of any fact or item in any Schedule referenced by a particular section or subsection of this Agreement shall, if it is obvious on the face of such disclosure that the fact or item or its contents is reasonably related on its face to any other paragraph or section or subsection of this Agreement, be deemed to be disclosed with respect to that other section or subsection.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 FLAPDOODLES, INC.

                                 By:
                                    -----------------------
                                 Name: Michael Lerner
                                 Title: President

                                 MF SHOWROOM HOLDINGS, INC.

                                 By:
                                    -----------------------
                                 Name: Michael Lerner
                                 Title: President

                                 MOUSEFEATHERS, INC.

                                 By:
                                    -----------------------
                                 Name: Michael Lerner
                                 Title: President

                                 MARISA CHRISTINA INCORPORATED,
                                 solely for the purposes of Sections 8.2 and 8.4

                                 By:
                                    -----------------------
                                 Name: Michael Lerner
                                 Title: Chief Executive Officer

                                 FLAP 2001, INC.

                                 By:
                                    -----------------------
                                 Name: Marc Ham
                                 Title: President

                                 --------------------------
                                 Marc Ham, individually, solely for the
                                 purposes of Section 2.2 and Article IV hereof

                                 --------------------------
                                 Carole Bieber, individually, solely for the purposes of Section 2.2 and Article IV hereof

                                     ANNEX A

Definitions

                1. For purposes of this Agreement, the following terms shall have the following meanings:

                "Acquired Assets" means all of the assets, properties and rights owned, used or held for use by Seller in connection with, or that are otherwise related to or required for the conduct of, the Business of every kind, nature and description (other than the Excluded Assets), wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including without limitation all of the assets, properties and rights owned, used or held for use by Seller in connection with, or that are otherwise related to for the conduct of, the Business set forth below:

                (a) all tangible assets and properties owned, used or held for use by Seller, including cars, trucks and other transportation equipment, machinery and equipment, tools, spare parts, furniture, office equipment, furnishings and fixtures and machinery and equipment under order or construction (the "Equipment");

                (b) all inventories, including finished goods, work-in-progress, raw materials, accessories, packaging, manufacturing, administrative and other supplies on hand, goods held for sale or to be furnished under the Contracts and other inventories owned, used or held for use by Seller (the "Inventories");

                (c) all billed and unbilled accounts receivable, prepaid assets and all notes receivable of Seller ("Accounts Receivable");

                (d) all credits, prepaid expenses, deferred charges, advance payments, security deposits and deposits owned, used or held for use by Seller;

                (e) all intellectual property rights, statutory, common law or otherwise, including, without limitation, patents (including all reissues, divisions, continuations and extensions thereof), patent rights, service marks, trademarks and tradenames, all brand and product names, all assumed or fictitious names and all logos, copyrights, all domain names and all rights in and to related internet sites, licenses and other contractual rights and all registrations, assignments and applications relating to the foregoing and other such property and intangible rights owned, used or held for use by Seller (including any and all names and marks of any type whatsoever using the name Flapdoodles or any derivative thereof), together with the goodwill of the business in connection with all of the foregoing ("Intellectual Property");

                (f) all completed and developing formulae, processes, procedures, designs, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, know-how, proprietary information, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, computer software, computer programs and processes and source code data related thereto including all current and historical data bases) owned, used or held for use by Seller ("Technology");

                (g) the library, as such term is commonly used in relation to businesses similar to the Business, inclusive of samples purchased or produced, design reference books and textile samples (antique or design swatches) (the "Library");

                (h)     all customer and supplier lists;

                (i)     all licensing rights, to the extent assignable;

                (j) except for Excluded Assets, (i) all contracts, licenses, commitments, agreements and instruments, including all customer contracts, operating contracts and distribution contracts of Seller relating to the Business, (ii) all sales and purchase orders and supply agreements and other agreements of Seller relating to the Business, (iii) all leases of Equipment of Seller relating to the Business, (iv) all restrictive covenants accruing to the benefit of Seller, including, without limitation, noncompetition and nonsolicitation covenants, (v) all leases of real property (such leased real property being hereafter referred to as the "Leased Real Property"), and (vi) all other contracts, licenses, agreements and instruments of Seller relating to the Business (collectively, the "Contracts");

                (k) all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Governmental Entity issued to Seller and all pending applications therefore (the "Permits");

                (1) copies, or originals where practicable, of all books, records, ledgers, files, documents (including originally executed copies of written Contracts), customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, copies of documents evidencing Intellectual Property, Technology or the Library, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees, photographs, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, in each case, whether in hard copy or magnetic format, in each instance, of Seller;

                (m) all rights or choses in action arising out of occurrences before or after the Closing Date and related to any portion of the Business, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off contractual rights, as to third parties held by or in favor of Seller;

                (n) all rights to insurance and condemnation proceeds relating to damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing Date;

                (o) any Transferable Benefit Plan and the assets attributable or related to such Transferable Benefit Plan; and

                (p)     any other assets of Seller other than the Excluded
Assets.

                "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                "Agreement" means this Asset Purchase Agreement, together with the Annex, Schedules and Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

                "Assumed Liabilities" shall mean any duties, responsibilities, commitments, expenses, obligations or liabilities of Seller or relating to the Acquired Assets, the Business Employees, the Transferable Benefit Plans or the Business (fixed or contingent, known or unknown) other than the Non-Assumed Liabilities, including, without limitation, all employment or consulting agreements and other employee commitments, whether written or oral, express or implied.

                "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                "Business Employees" means the officers, employees, agents and consultants of Seller employed primarily in connection with the Business.

                "Claim" means any claim of any nature whatsoever, including any demand, liability, obligation, debt, cause of action, suit, proceeding, judgment, award, or assessment.

                "Closing Modified Working Capital" shall mean, as of the Closing Date, the sum of (i) the book value of inventory of Seller included in Acquired Assets with reserves for markdowns and damaged or defective items and (ii) the net book value of accounts receivable, of Seller included in the Acquired Assets less appropriate reserves for doubtful accounts minus the sum of (x) the accounts payable of Seller included in the Assumed Liabilities and (y) the accrued expenses of Seller included in the Assumed Liabilities, in each case,
(i), (ii), (x) and (y) above shall be determined using the same accounting methods and policies utilized in Seller's past practices.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Affiliate" means (a) any corporation included with Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with Seller within the meaning of Section 414(c) of the Code, (c) any member of an affiliated service group of which Seller is a member within the meaning of Section 414(m) of the Code or (d) any other person or entity treated as an affiliate of Seller under Section 4 14(o) of the Code.

                "Excluded Assets" means:

                (i) except as otherwise set forth herein, any Marisa Christina Plan and the assets attributable or related to any Marisa Christina Plan;

                (ii) all rights of Seller under this Agreement and other Transaction Documents;

                (iii) duplicate copies of all books and records transferred to Purchaser, subject to the restrictions contained herein;

                (iv)    any monies owed by Marisa Christina to Seller;

                (v) any rights to Tax refunds or net operating loss carry-forwards;

                (vi)    cash on hand;

                (vii) all rights to insurance proceeds that relate to any Seller Covered Claim.

                "GAAP" means United States generally accepted accounting principles.

                "Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or Governmental Entity of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing governmental authority under or for the account of any of the foregoing.

                "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

                "Lien" means any lien, (including, without limitation, environmental and tax liens) charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction) preferential arrangement or restriction of any kind (including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes).

                "Losses" means any losses, costs, expenses, damages including compensatory, exemplary, or punitive damages, Taxes, penalties, fines, charges, demands, liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements).

                "Material Adverse Effect" means a circumstances, change or effect (or series of related circumstances changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of Seller, the Business or the Acquired Assets, taken as a whole or which could materially adversely affect the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller.

                "Non-Assumed Liabilities" means: (i) any liability for Taxes of Seller, except as specifically provided herein, (ii) any obligations of Seller in respect of the Excluded Assets, (iii) any liability of Seller to Marisa Christina or any Affiliate pursuant to any intercompany or interdivision loans or otherwise, (iv) any liability of Seller pursuant to any Marisa Christina Plan or (v) any Seller Covered Claim.

                "Permitted Liens" means Liens securing Taxes, assessments, governmental charges or levies, all of which are not yet due and payable.

                "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, firm, Governmental Entity, a trust unincorporated organization or other entity or organization.

                "PTO" means the United States Patent and Trademark Office.

                "Target Closing Modified Working Capital" means $5,650,000.

                "Taxes" means any and all federal, state, local and foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind whatsoever, including, without limitation, income, payroll, withholding, excise, sales, use, lease, personal and other property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, or additional amounts imposed with respect thereto, whether disputed or not.

                2. The following terms shall have the meanings ascribed to them in the section of this Agreement indicated below:


DEFINED TERM                                                               SECTION
------------                                                               -------
"Allocation"                                                                    2.8
"Seller's Dispute Notice"                                                     2.3(b)
"Seller Indemnified Parties"                                                  8.3(a)
"Benefit Plans"                                                               3.8(a)
"Closing"                                                                       2.5
"Closing Date"                                                                  2.5
"Closing Payment                                                                2.2
"COBRA"                                                                         9.3
"Final Closing Modified Working Capital"                                      2.3(b)
"FTC"                                                                           5.3
"Indemnification Claim"                                                       8.4(a)
"Indemnified Party"                                                           8.4(a)
"Marisa Christina Plans"                                                      3.8(a)
"Marisa Stock"                                                                  2.2
"Non-Assumed Liabilities"                                                     2.4(b)
"Purchase Price"                                                                2.2
"Purchaser Indemnified Parties"                                               8.2(a)
"Purchaser's Closing Schedule"                                                2.3(a)
"Seller Covered Claim"                                                          7.3
"Third Party Indemnification Claim"                                           8.4(b)
"Transaction Documents"                                                       3.1(a)
"Transferable Benefit Plans"                                                  3.8(a)
"Transferred Employee"                                                          9.1

                                LIST OF SCHEDULES
                                  AND EXHIBITS


Schedule 3.3        No Violation of Laws or Agreements
Schedule 3.4        Consents
Schedule 3.5        Title; Existing Liens
Schedule 3.6        Taxes
Schedule 3.7        Intellectual Property
Schedule 3.8        Employee Benefit Plans
Schedule 3.9        Pending Litigation

Exhibit A           Form of Agreement and Mutual General Release